UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 6, 2016

Travelzoo Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant's telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

         ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of Travelzoo Inc. held on May 6, 2016, the following actions were taken.
Our stockholders elected Holger Bartel, Ralph Bartel, Michael Karg, Donovan Neale-May, Mary Reilly, Beatrice Tarka and Caroline Tsay to serve on the Board of Directors until the next annual meeting of stockholders. The final results of the voting were as follows:

	Votes For	Votes Withheld
Holger Bartel	10,642,853	386,843
Ralph Bartel	10,538,247	491,449
Michael Karg	10,607,954	421,742
Donovan Neale-May	10,603,382	426,314
Mary Reilly	10,453,692	576,004
Beatrice Tarka	10,653,760	375,936
Caroline Tsay	10,653,092	376,604

In addition, the following proposals were voted on at the annual meeting:
The proposal regarding the option grants to three executive officers of the Company under Nonqualifed Stock Option Agreements was approved. The results of were as follows:

Votes For	Votes Against	Abstain
9,139,653	1,861,001	29,042
The proposal regarding the non-binding advisory vote on the compensation of the Company's named executive officers was approved. The results were as follows:

Votes For	Votes Against	Abstain
9,608,697	1,359,399	61,600

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: May 9, 2016	By:	/s/ Glen Ceremony
Glen Ceremony
Chief Financial Officer